Exhibit 10.5

[Date]

«First_Name_»«Last_Name_»

Dear «First_Name_»:

On behalf of all our stakeholders, I want to thank you for the important role you play in Pfizer’s continued success. I am pleased to inform you that on [Date], Pfizer’s Compensation Committee of the Board of Directors approved the following grant for you under Pfizer’s Executive Long-Term Incentive Program (“Program”).

Award Type	Grant Price	Shares (#)	Dates
5-Year Total Shareholder Return Units (“5-YR TSRUs”)	$XX.XX	«M_5Yr_TSRU__USE»	Grant Date – [Date] Vesting Date – [Date] Settlement Date – [Date]
7-Year Total Shareholder Return Units (“7-YR TSRUs”)	$XX.XX	«M_7Yr_TSRU__USE»	Grant Date – [Date] Vesting Date – [Date] Settlement Date – [Date]
Performance Share Awards (“PSAs”)	N/A	«PSA__USE»	Grant Date – [Date] Vesting Date – [Date] Performance Period: [Date to Date]

Additional information about your grant along with a Points of Interest (POI) document and the Pfizer Inc. 2014 Stock Plan, will be posted on Fidelity NetBenefits. The documents will also be posted on hrSource Online > My Stock & Benefits. The POI document provides you with more detailed information about your grant and contains general information about the Program, applicable income tax consequences, and points of contact. This long-term incentive grant is governed by the terms and conditions set forth in this letter, the POI document and the Pfizer Inc. 2014 Stock Plan. It is important for you to read these materials, and it is recommended that you consult a qualified financial or tax advisor before making any decisions regarding the disposition of the stock resulting from the vesting of these awards.

These awards help you build ownership in Pfizer and a greater stake in the Company’s future success. I have great confidence in Pfizer’s future, and I look forward to working with you toward that future.

Sincerely,

Ian C. Read
Chairman and
Chief Executive Officer

[Date]

«Colleague_ID» «Colleague_ID»
«Colleague_ID» «Colleague_ID» «Colleague_ID»
«Colleague_ID»«Colleague_ID», «Colleague_ID» «Colleague_ID»
«Location_Country»

Dear «Colleague_ID»:

On behalf of all our stakeholders, I want to thank you for the important role you play in Pfizer’s continued success. I am pleased to inform you that on [Date], Pfizer’s Compensation Committee of the Board of Directors approved the following grant for you under Pfizer’s Executive Long-Term Incentive Program (“Program”).

Award Type	Grant Price	Shares (#)	Dates
7-Year Total Shareholder Return Units (“7-YR TSRUs”)	$XX.XX	«Colleague_ID»	Grant Date – [Date] Vesting Date – [Date] Settlement Date – [Date]
Portfolio Performance Shares (“PPSs”)	N/A	«Colleague_ID»	Grant Date – [Date] Vesting Date – [Date] Performance Period: [Date to Date]
Restricted Stock Units (“RSUs”)	N/A	«Colleague_ID»	Grant Date – [Date] Vesting Date – [Date]

Additional information about your grant along with a Points of Interest (POI) document and the Pfizer Inc. 2014 Stock Plan, will be posted on Fidelity NetBenefits. The documents will also be posted on hrSource Online > My Stock & Benefits. The POI document provides you with more detailed information about your grant and contains general information about the Program, applicable income tax consequences, and points of contact. This long-term incentive grant is governed by the terms and conditions set forth in this letter, the POI document and the Pfizer Inc. 2014 Stock Plan. It is important for you to read these materials, and it is recommended that you consult a qualified financial or tax advisor before making any decisions regarding the disposition of the stock resulting from the vesting of these awards.

These awards help you build ownership in Pfizer and a greater stake in the Company’s future success. I have great confidence in Pfizer’s future, and I look forward to working with you toward that future.

Sincerely,

Ian C. Read
Chairman and
Chief Executive Officer